UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2009 (August 4, 2009)

OPTIMUM INTERACTIVE (USA) LTD. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51587 (Commission File Number)	N/A (IRS Employer Identification No.)

4600 Campus Center Dr., Ste. 106, Newport Beach, CA 92660 Telephone No.: 949-757-0023 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 4, 2009, Optimum Interactive (USA) Ltd. (“Company”), pursuant to unanimous Board resolution, mailed a Notice of Special Meeting of Stockholders and proxy cards.  The Notice stated that the meeting will take place on August 24, 2009 to be held at 11 AM (EST) at the W Hotel, 541 Lexington Avenue, New York, NY 10021.

The Notice stated that the following items of business shall take place:

1)           Presentation of Resolution approving Stock Purchase and Recapitalization Agreement dated July 16, amended July 27, 2009.

2)           Proposed Ratification of Appointment of Directors

3)           General Business Update and Discussion

4)           Presentation and vote on Resolution to authorize Board to effect reverse split of common stock of up to 50:1 within 18 months

5)           Presentation and vote on Resolution to authorize Board to effect an incentive stock option plan of up to 20% of the fully-diluted equity outstanding, and as approved by the Compensation Committee of the Board of Directors

6)           Other Business as proposed by Stockholders at the Meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUM INTERACTIVE (USA) LTD.

Date: August 7, 2009	By:	/s/ Anthony Roth
Anthony Roth
President, CEO